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                                                                    EXHIBIT 99.5

                     WOLVERINE TUBE, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                        BALANCE      CHARGED TO   CHARGED TO                  BALANCE AT
                                      BEGINNING OF    COST AND      OTHER                       END OF
DESCRIPTION                              PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS       PERIOD
-----------                           ------------   ----------   ----------   ----------     ----------
                                                                (IN THOUSANDS)
Year ended December 31, 2001:
Deducted from assets accounts:
  Reserve for sales returns and
     allowances.....................      $494         $  358       $(153)                      $  699
  Allowances for doubtful
     accounts.......................       439          1,697        (112)     $    (201)(2)     1,823
                                          ----         ------       -----      ---------        ------
Totals..............................      $933         $2,055       $(265)     $    (201)       $2,522
                                          ====         ======       =====      =========        ======
Year ended December 31, 2000:
Deducted from assets accounts:
  Reserve for sales returns and
     allowances.....................      $500         $  989                  $    (995)(1)    $  494
  Allowances for doubtful
     accounts.......................       293            558                       (412)(2)       439
                                          ----         ------       -----      ---------        ------
Totals..............................      $793         $1,547                  $  (1,407)       $  933
                                          ====         ======       =====      =========        ======
Year ended December 31, 1999:
Deducted from assets accounts:
  Reserve for sales returns and
     allowances.....................      $440         $  200          --      $    (140)(1)    $  500
  Allowances for doubtful
     accounts.......................       241             53       $  --             (1)(2)       293
                                          ----         ------       -----      ---------        ------
Totals..............................      $681         $  253       $  --      $    (141)       $  793
                                          ====         ======       =====      =========        ======

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(1) Reduction of reserve, net of translation adjustments.

(2) Uncollectable accounts written off, net of translation adjustments and recoveries.